UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 16, 2005

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 99.1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective November 16, 2005, Charles Robel was appointed to the Board of Directors as a Class I director. The size of the Board was increased to eight (8) in connection with the appointment. Mr. Robel has not been appointed to serve on any Board committees at this time.
A press release announcing the appointment was issued on November 16, 2005, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with Mr. Robel’s appointment to the Board, the Board approved an amendment to Section 3.1 of Article III of Informatica’s Bylaws increasing the number of directors from seven (7) to eight (8), effective as of November 16, 2005. The certificate of amendment to Informatica’s Bylaws is filed with this report as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
No.	Description

3.1	Certificate of Amendment to Bylaws
99.1	Press Release dated November 16, 2005 announcing the appointment of Charles Robel as a director
.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFORMATICA CORPORATION
Date: November 18, 2005	By:	/s/ EARL E. FRY
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Certificate of Amendment to Bylaws
99.1	Press Release dated November 16, 2005 announcing the appointment of Charles Robel as a director